Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS THIRD QUARTER AND YTD 2023 RESULTS

Q3 Sales in line with prior year, Rebound Expected in Q4, Transformation Plan Underway

Newport Beach, CA – November 8, 2023 – American Vanguard Corporation (NYSE: AVD) today announced financial results for the third quarter and nine months ended September 30, 2023, and a transformation plan for future growth, operational efficiency and profitability.

Flat Quarterly Sales in Spite of Global Destocking

Chairman and CEO, Eric Wintemute stated: “With respect to our financial performance, in spite of global destocking by customers to limit inventory carrying costs, we recorded sales that were about even with those of the prior year quarter. With channel inventory at historic lows, sales of our premier corn soil insecticide Aztec were strong, as were those of soil fumigants used on high-value crops in the Pacific Northwest. Within our US non-crop business, we are seeing more normalized trends in nursery, ornamental and professional products. Our International businesses are still feeling the effects of low-priced generic products in certain regions (especially Central America), while Mexico and Australia remain strong.”

3 Months Ended	September 30, 2023	September 30, 2022
Net sales	$149,516	$152,267
Net income (loss)	$(325)	$6,741
EPS	$(0.01)	$0.23
Adjusted EBITDA	$11,364	$18,912

9 Months Ended	September 30, 2023	September 30, 2022
Net sales	$407,191	$450,063
Net income	$540	$23,506
EPS	$0.02	$0.78
Adjusted EBITDA	$33,536	$61,435

Fourth Quarter Expected to Rebound

Mr. Wintemute added, “As we reported in our last earnings call, we anticipate improved sales and profitability in the fourth quarter as compared to the first nine months of this fiscal year. Even now, early in the quarter, we are experiencing strong sales, particularly within our US Crop business. This is the quarter in which many of our customers make commitments in order to qualify for program discounts, including early pay. In light of stronger US crop demand, more normalized US non-crop demand and continued international pressure, we are targeting full year financial performance as per the table below.”

Metric	2023 Range	2022 Actual
Net sales	$580MM - $590MM	$610MM
Gross margin %	30% - 32%	32%
Adjusted EBITDA	$55MM - $59MM	$73.0MM

Company Announces Three-Part Transformation Plan for Growth and Profitability

Mr. Wintemute continued, “We are committed to returning greater value to investors despite current market conditions. To that end, members of the board and senior management have developed a three-pronged plan to improve operating leverage and align people and processes with enhanced profit. First, we have taken time one-on-one with each functional group to scrutinize operating expenses and identified approximately $15 million in operating profit and interest savings to which we will be holding our managers accountable. These measures include enhanced working capital management, greater factory efficiency, reduced operating expenses, decreases in freight and raw materials expense and lower debt and interest expense.”

“Second, working with our ERP sponsor, QAD, and global business consultant, Kearney, we are implementing a complete digital transformation across all business centers and processes. Through this initiative, we will improve data integrity, enhance accounting efficiency and improve management reporting so that we can make faster, better-informed decisions in the face of volatile markets, supply chains, climate and geopolitical shifts.”

“Third, we are launching an organizational transformation in which we evaluate how we are structured, how we are incentivized to operate and how we can best gain the greatest efficiencies and operating leverage. To that end, the Company has initiated a search (led by our newly-appointed Senior Vice President of Human Resources, Shirin Khosravi) for a Chief Transformation Officer who, working with both our internal team and external consultants, will lead the transformation project, recommend and implement appropriate changes and define key performance indicators to achieve better business results.”

2024 Targets Significant Improvement

Mr. Wintemute continued, “There is a general sense of optimism for 2024 within the Agriculture industry. Commodity prices remain relatively stable, the farm economy is sound, interest rates appear to have peaked, and we have observed strong demand for proprietary products, of which we have many in our portfolio. For that reason, we are targeting 8% - 12% growth in sales and 25% - 35% growth in adjusted EBITDA for full year 2024. We will provide greater clarity on our outlook for 2024 and beyond this January.”

Concluding Thoughts

Mr. Wintemute stated further, “In light of higher interest expense and in order to ensure that we have ample borrowing capacity from our senior credit facility, we reached out to our senior lenders, led by BMO, to negotiate an expansion of our financial covenants. I am pleased to report that our senior lenders were, as usual, very supportive and have agreed to an amendment that gives us a secure runway through September 2024. We thank BMO and our other lenders for their support.”

Mr. Wintemute concluded, “Times like this call for more effort, more innovation and more openness to change. We will continue to draw from our experience to provide high value products to our customers, to exercise strict financial discipline and to invest in our digital platform while transforming our global business into an optimized, agile and efficient enterprise. Please join us for our upcoming earnings call, during which we will give you more detail on our plans, our performance and our outlook.”

Conference Call

Eric Wintemute, Chairman & CEO and David T. Johnson, VP & CFO, will conduct a conference call focusing on the financial results and strategic themes at 5 pm ET on November 8, 2023. Interested parties may participate in the call by dialing 201-493-6744. Please call in 10 minutes before the call is scheduled to begin and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops, manufactures, and markets solutions for crop protection and nutrition, turf and ornamentals management, commercial and consumer pest control. Over the past 20 years, through product and business acquisitions, the Company has expanded its operations into 21 countries and now has over 1,000 product registrations in 56 nations worldwide. Its strategy rests on three growth initiatives – i) Core Business (through innovation of conventional products), ii) Green Solutions (with over 130 biorational products – including fertilizers, microbials, nutritionals and non-conventional products) and iii) Precision Agriculture innovation (including SIMPAS prescriptive application and Ultimus measure/record/verify technologies). American Vanguard is included in the Russell 2000® and Russell 3000® Indexes. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	the Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati (212) 836-9611
williamk@amvac.com	lcati@equityny.com

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

ASSETS

	September 30, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$11,529	$20,328
Receivables:
Trade, net of allowance for doubtful accounts of $6,274 and $5,136, respectively	185,619	156,492
Other	11,919	9,816

Total receivables, net	197,538	166,308
Inventories	247,932	184,190
Prepaid expenses	8,517	15,850
Income taxes receivable	6,071	1,891

Total current assets	471,587	388,567
Property, plant and equipment, net	73,205	70,912
Operating lease right-of-use assets, net	22,907	24,250
Intangible assets, net	174,918	184,664
Goodwill	47,426	47,010
Other assets	12,435	10,769
Deferred income tax assets, net	366	141

Total assets	$802,844	$726,313

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$71,054	$69,000
Customer prepayments	5,998	110,597
Accrued program costs	90,367	60,743
Accrued expenses and other payables	16,555	20,982
Current operating lease liabilities	5,553	5,279

Total current liabilities	189,527	266,601
Long-term debt, net	218,000	51,477
Long-term operating lease liabilities	18,102	19,492
Other liabilities, net of current installments	4,805	4,167
Deferred income tax liabilities, net	13,709	14,597

Total liabilities	444,143	356,334

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 34,666,431 shares at September 30, 2023 and 34,446,194 shares at December 31, 2022	3,467	3,444
Additional paid-in capital	108,937	105,634
Accumulated other comprehensive loss	(9,254)	(12,182)
Retained earnings	326,752	328,745
Less treasury stock at cost, 5,915,182 shares at September 30, 2023 and 5,029,892 shares at December 31, 2022	(71,201)	(55,662)

Total stockholders’ equity	358,701	369,979

Total liabilities and stockholders’ equity	$802,844	$726,313

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$149,516	$152,267	$407,191	$450,063
Cost of sales	(106,432)	(102,629)	(282,662)	(299,698)

Gross profit	43,084	49,638	124,529	150,365
Operating expenses	(38,893)	(38,394)	(113,317)	(113,559)

Operating income	4,191	11,244	11,212	36,806
Change in fair value of equity investments	(247)	(454)	(324)	(857)
Interest expense, net	(3,384)	(1,086)	(8,282)	(2,256)

Income before provision for income taxes	560	9,704	2,606	33,693
Income tax expense	(885)	(2,963)	(2,066)	(10,187)

Net income (loss)	$(325)	$6,741	$540	$23,506

Net income (loss) per common share—basic	$(.01)	$.23	$.02	$.80

Net income (loss) per common share—assuming dilution	$(.01)	$.23	$.02	$.78

Weighted average shares outstanding—basic	27,919	29,214	28,236	29,496
Weighted average shares outstanding—assuming dilution	27,919	29,805	28,656	30,128

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

ANALYSIS OF SALES

(In thousands)

(Unaudited)

Quarter Ended September 30, 2023 and 2022:

	2023	2022	Change	% Change
Net sales:
U.S. crop	$67,749	$69,101	$(1,352)	-2%
U.S. non-crop	19,250	18,946	304	2%

Total U.S.	86,999	88,047	(1,048)	-1%
International	62,517	64,220	(1,703)	-3%

Total net sales	149,516	152,267	(2,751)	-2%
Total cost of sales	(106,432)	(102,629)	(3,803)	4%

Total gross profit	$43,084	$49,638	$(6,554)	-13%

Total gross margin	29%	33%

Nine months ended September 30, 2023, and 2022

	2023	2022	Change	% Change
Net sales:
U.S. crop	$185,823	$220,303	$(34,480)	-16%
U.S. non-crop	50,041	53,844	(3,803)	-7%

Total U.S.	235,864	274,147	(38,283)	-14%
International	171,327	175,916	(4,589)	-3%

Total net sales	407,191	450,063	(42,872)	-10%
Total cost of sales	(282,662)	(299,698)	17,036	-6%

Total gross profit	$124,529	$150,365	$(25,836)	-17%

Total gross margin	31%	33%

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$540	$23,506
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization of property, plant and equipment	6,396	6,207
Amortization of intangibles assets	10,009	10,442
Amortization of other long-term assets	1,445	2,656
Loss on disposal of property, plant and equipment	7	265
Accretion of discounted liabilities	—	28
Amortization of deferred loan fees	174	174
Provision for bad debts	952	597
Fair value adjustment to contingent consideration	—	621
Stock-based compensation	4,257	4,396
Change in deferred income taxes	(977)	(64)
Changes in liabilities for uncertain tax positions or unrecognized tax benefits	467	—
Change in fair value of equity investments	324	857
Net foreign currency adjustments	199	218
Changes in assets and liabilities associated with operations:
Increase in net receivables	(29,055)	(46,289)
Increase in inventories	(58,163)	(38,987)
Increase in prepaid expenses and other assets	(633)	(4,272)
Increase in income tax receivable/payable, net	(4,046)	(5,201)
Increase in net operating lease liability	227	10
Increase in accounts payable	1,240	14,418
Decrease in customer prepayments	(104,590)	(62,831)
Increase in accrued program costs	29,779	45,016
(Decrease) increase in other payables and accrued expenses	(4,406)	2,555

Net cash used in operating activities	(145,854)	(45,678)

Cash flows from investing activities:
Capital expenditures	(8,589)	(8,946)
Proceeds from disposal of property, plant and equipment	200	46
Intangible assets	(759)	(1,078)

Net cash used in investing activities	(9,148)	(9,978)

Cash flows from financing activities:
Payments under line of credit agreement	(62,800)	(64,000)
Borrowings under line of credit agreement	228,500	160,000
Net receipt from the issuance of common stock under ESPP	980	837
Net receipt from the exercise of stock options	46	783
Payment for tax withholding on stock-based compensation awards	(1,957)	(2,020)
Repurchase of common stock	(15,539)	(33,731)
Payment of cash dividends	(2,550)	(2,072)

Net cash provided by financing activities	146,680	59,797

Net (decrease) increase in cash and cash equivalents	(8,322)	4,141
Effect of exchange rate changes on cash and cash equivalents	(477)	382
Cash and cash equivalents at beginning of period	20,328	16,285

Cash and cash equivalents at end of period	$11,529	$20,808

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$(325)	$6,741	$540	$23,506
Provision for income taxes	885	2,963	2,066	10,187
Interest expense, net	3,384	1,086	8,282	2,256
Depreciation and amortization	5,704	6,562	17,850	19,305
Stock compensation	1,716	1,560	4,257	4,396
Proxy contest activities	—	—	541	1,785

Adjusted EBITDA[1]	$11,364	$18,912	$33,536	$61,435

[1]

Adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock compensation, and proxy contest activities. Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. We provide these measures because we believe that they provide helpful comparisons to other companies in our industry and peer group. The items excluded from Adjusted EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define Adjusted EBITDA differently.